EXHIBIT 11

                           Consent of Deloitte & Touche LLP
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          CONSENT OF INDEPENDENT AUDITORS



          Fund for Government Investors, Inc.:

          We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-52552 of our report dated February 6, 1995 appearing in the Annual Report of Fund for Government Investors, Inc. for the year ended December 31, 1994, and to the reference to us under the caption "Condensed Financial Information" appearing in the Prospectus, which is also a part of such Registration Statement.



          /s/ Deloitte & Touche LLP

          Washington, D.C.
          January 26, 1996
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